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                                                                    Exhibit 21.0




The subsidiaries of American Shared Hospital Services are:

         CuraCare, Inc.
         a Delaware corporation

         MMRI, Inc.
         a California corporation

         European Shared Medical Services Limited an English registered company

         American Shared Radiosurgery Services
         a California corporation

         African American Church Health and Economic Services, Inc. a California corporation

         ACHES Insurance Services, Inc.
         a California corporation

         GK Financing, LLC
         a California limited liability company